WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

CALIBERT EXPLORATIONS, LTD.

A NEVADA CORPORATION

The undersigned, being all the Directors of CALIBERT EXPLORATIONS, LTD. a Nevada corporation, pursuant to the By-Laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Election of New Officers

RESOLVED, that the following person be elected as the officer of the Corporation to hold office until the next annual general meeting of the Corporation or until removed in accordance with the By-Laws of the Corporation:

Officer

           Office

JOHN KENNEY BERSCHT         PRESIDENT, SECRETARY, TREASURER

Dated as of the 23rd day of September, 2009.

The undersigned, being all the Directors of CALIBERT EXPLORATIONS, LTD., waive the required notice of meeting and consent to all actions taken hererof. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

_/s/ Andre Benard_______________________________________

Andre Benard, President, Secretary, Treasurer